UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 19, 2010

GS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Louisiana	000-22269	72-1341014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3798 Veterans Boulevard, Metairie, Louisiana	70002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 457-6220

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)        Not applicable.
(b)        Not applicable.
(c)        Not applicable.

(d)           On January 19, 2010, Paul D. Cordes, Jr. was appointed as a director of GS Financial Corp. (the "Company"), and the Company's wholly owned subsidiary, Guaranty Savings Bank, to the class of directors whose term expires in 2011.  Mr. Cordes is a member of the law firm of Guarisco & Cordes, LLC, New Orleans, Louisiana, specializing primarily in tax and related business and estate planning matters.  As of the date hereof, Mr. Cordes has not been appointed to any committees of the Board.  Mr. Cordes has not engaged in any transaction with the Company that requires disclosure of any information pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

(e)        Not applicable.
(f)         Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS FINANCIAL CORP.

Date: January 22, 2010	By:	/s/Stephen E. Wessel
Stephen E. Wessel
President and Chief Executive Officer